EXHIBIT 32.2

BORDERS GROUP, INC.

STATEMENT OF EDWARD W. WILHELM,
SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER OF BORDERS GROUP, INC.
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Edward W. Wilhelm, certify that the Form 10-Q for the quarterly period ended April 25, 2004, of Borders Group, Inc. fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Borders Group, Inc.

Date: May 27, 2004

/s/ EDWARD W. WILHELM
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Edward W. Wilhelm
Senior Vice President and Chief Financial Officer
Borders Group, Inc.

A signed original of this written statement required by Section 906 has been provided to Borders Group, Inc. and will be retained by Borders Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.